SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
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Soliciting Material Under Rule 14a-12

Allied Healthcare International Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ALLIED HEALTHCARE INTERNATIONAL INC.
245 Park Avenue
New York, New York 10167

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held at 10:00 a.m. on May 14, 2008

To the holders of shares of common stock and holders of depository interests representing shares of common stock of Allied Healthcare International Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of shareholders of Allied Healthcare International Inc. will be held at the offices of WolfBlock LLP, 250 Park Avenue, New York, NY 10177, on Wednesday, May 14, 2008, at 10:00 a.m., New York time, to consider and act upon the following matters:

I.	To elect seven directors to our board of directors.

II.	To ratify the appointment of Eisner LLP as independent auditors for our company for our fiscal year ending September 30, 2008.

III.	To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

We describe these items of business more fully in the attached Proxy Statement. Only shareholders of record at the close of business on March 26, 2008 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

A copy of our annual report to shareholders for our fiscal year ended September 30, 2007 is enclosed with this Notice of Annual Meeting of Shareholders and the attached Proxy Statement. The annual report to shareholders is not part of our proxy solicitation materials.

All shareholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, please vote. You may vote your shares by completing and returning the enclosed proxy card for holders of common stock or form of instruction for holders of depository interests. Your vote is being solicited by the board of directors.

By Order of the Board of Directors
Leslie J. Levinson Secretary

New York, New York
March 31, 2008

ALLIED HEALTHCARE INTERNATIONAL INC.
245 Park Avenue
New York, New York 10167

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
to be held at 10:00 a.m. on May 14, 2008

THE ANNUAL MEETING

We are furnishing this Proxy Statement to the shareholders of Allied Healthcare International Inc. and holders of depository interests representing shares of common stock of Allied Healthcare International Inc. as part of the solicitation of proxies by the board of directors for use at the Annual Meeting. The Notice of Annual Meeting of Shareholders, this Proxy Statement, the accompanying proxy card for holders of common stock or form of instruction for holders of depository interests and the accompanying annual report to shareholders for our fiscal year ended September 30, 2007 are first being mailed to shareholders on or about March 31, 2008.

Date, Time and Place

We will hold the Annual Meeting of shareholders on Wednesday, May 14, 2008, at 10:00 a.m. local time, at the offices of WolfBlock LLP, 250 Park Avenue, New York, NY 10177.

Proposals to be Considered at the Annual Meeting

At the Annual Meeting, shareholders will be asked to consider and vote upon the following matters:

I.	To elect seven directors to our board of directors.

II.	To ratify the appointment of Eisner LLP as independent auditors for our company for our fiscal year ending September 30, 2008.

III.	To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

Who Can Vote

You are entitled to vote if you were a holder of record of the common stock of our company as of the close of business on March 26, 2008 (the ‘‘Record Date’’), or, if you are a holder of depository interests at the Record Date, you are entitled to direct Computershare Company Nominees Limited (the ‘‘Depository Interest Registrar’’) how to vote the shares represented by your depository interests. Your shares can be voted at the meeting only if you are present or represented by a valid proxy card. Your depository interests can be voted at the meeting only if you instruct the Depositary Share Register how to vote your depository interests or you instruct it to issue you authorization to attend the meeting and you vote in person.

All holders of common stock and depository interests as of the Record Date will be entitled to vote for the election of seven directors to be elected at the Annual Meeting and upon the ratification of our independent auditors.

A list of the shareholders of record of the common stock of our company as of the Record Date will be available for examination during ordinary business hours, for any purpose germane to the Annual Meeting, at the offices of WolfBlock LLP, 250 Park Avenue, New York, NY 10177 for a period of at least ten days before the Annual Meeting.

Shares Outstanding and Entitled to Vote; Quorum

As of the Record Date, there were 44,986,229 shares of common stock outstanding (excluding shares held in treasury, but including shares represented by depository interests). Each share of common stock is entitled to one vote. Each depository interest represents one share of common stock; accordingly, holders of depository interests are entitled to direct the Depository Interest Registrar how it should vote with respect to one share of common stock for each depository interest held.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock will constitute a quorum for the transaction of business at the Annual Meeting.

Vote Required

If a quorum is present, a nominee for election to a position on the board of directors will be elected as a director if he or she receives a plurality of the votes cast at the Annual Meeting.

If a quorum is present, the ratification of Eisner LLP as our independent auditors for our fiscal year ending September 30, 2008 will require the affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting.

We have retained Computershare Investor Services, LLC, the transfer agent for our common stock, to tabulate the votes at the Annual Meeting.

Effect of Abstentions and Broker Non-Votes

Shares of stock represented by properly executed proxies that reflect abstentions and broker non-votes will be treated as shares that are present for purposes of determining the presence of a quorum. ‘‘Broker non-votes’’ are proxies received from brokers or other nominees for the beneficial owners of the shares in which the broker or nominee votes on some matters but not on others because it does not have discretionary authority to vote and has not received voting instructions from the beneficial owner of the shares. Abstentions and broker non-votes will have no effect on the outcome of the vote on the election of directors. However, abstentions and broker non-votes will have the effect of a vote against the proposal to ratify the appointment of our independent auditors.

Voting by Directors, Executive Officers and Principal Shareholders

At the close of business on the Record Date, our company’s directors, executive officers, shareholders owning more than 10% of our common stock and their affiliates owned and were entitled to vote an aggregate of 8,229,492 shares of common stock, which represented approximately 18.3% of the outstanding shares of common stock. Each of our directors, executive officers, holders of more than 10% of our common stock and their affiliates have indicated their present intention to vote, or cause to be voted, their shares of common stock for the election of the directors named herein and for the ratification of Eisner LLP as our independent auditors for our fiscal year ending September 30, 2008.

How You Can Vote

If you hold shares of our common stock, you may vote by proxy or in person at the Annual Meeting. To vote by proxy, simply mark your proxy card ‘‘for,’’ ‘‘against’’ or ‘‘abstain’’ with respect to the proposals to be voted upon, date and sign it, and return it in the postage-paid envelope provided. All shares entitled to vote and represented by properly executed proxy cards that are received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards.

If you are not the holder of record of your shares (i.e., they are held in the name of a broker, bank or other nominee), you will receive a voting card from your broker, bank or other nominee (or an agent acting on behalf of such institution) that you must return to your broker, bank or other nominee or its agent in order for your shares to be voted. Your shares will then be voted by proxy by your broker, bank or other nominee.

If your shares of common stock are held by a broker, bank or other nominee and you wish to vote those shares in person at the Annual Meeting, you must obtain from the nominee holding your shares a properly executed legal proxy, identifying you as a shareholder of our company, authorizing you to act on behalf of the nominee at the Annual Meeting and specifying the number of shares with respect to which the authorization is granted.

Holders of depository interests will be mailed a Form of Instruction by the Depository Interest Registrar. Holders of depository interests who wish to vote at the meeting should return the Form of Instruction to the Depository Interest Registrar, marked with their voting instructions.

There will be no voting by telephone or via the Internet.

Voting of Proxies

Where a signed proxy card is returned, but no specific instructions are indicated, your shares will be voted FOR each of the proposals. Proxy cards marked as abstaining will be treated as present for purposes of determining a quorum for the Annual Meeting, but will not be counted as a vote cast in respect of any matter as to which abstinence is indicated.

Revocation of Proxy Card

If you vote by proxy card, you may revoke that proxy at any time before it is voted at the Annual Meeting. You may do this by:

•	signing a written notice of revocation, dated later than the proxy card, and returning it to us, at 245 Park Avenue, New York, New York 10167 (Attn.: Secretary), prior to the Annual Meeting;

•	signing another proxy card with a later date and returning it to us, at 245 Park Avenue, New York, New York 10167 (Attn.: Secretary), prior to the Annual Meeting; or

•	attending the Annual Meeting in person and casting a ballot (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy card).

If you hold a depository interest and wish to revoke your voting instructions, you will need to contact the Depository Interest Registrar.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth the number of shares of common stock, and the percentage of shares of voting stock, beneficially owned as of the Record Date (except as noted in the footnotes below) by (1) each director of our company, (2) each ‘‘named executive officer’’ (as such term is defined in ‘‘Executive Compensation’’ below); (3) all persons known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; and (4) all current directors and executive officers of our company as a group (9 persons). The information as to the number of shares of our common stock beneficially owned by the individuals and entities listed below is derived from reports filed with the Securities and Exchange Commission by such persons and company records. To our knowledge, except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Except as set forth below, the address of each of the following holders of shares of our common stock is c/o Allied Healthcare International Inc., 245 Park Avenue, New York, New York 10167.

Name	Number of Shares of Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned(1)
Alexander (Sandy) Young	—	(2)	—
Sarah L. Eames	1,147,396	(3)	2.5
David Moffatt	100,000	(4)	*
Sophia Corona	12,500	(5)	*
G. Richard Green	112,354	(6)	*
Wayne Palladino	39,664	(7)	*
Jeffrey S. Peris	38,500	(8)	*
Mark Tompkins	22,500	(9)	*
Ann Thornburg	12,500	(5)	*
Washington & Congress Capital Partners, L.P.	7,697,578	(10)	17.1
Rutabaga Capital Management LLC	4,332,183	(11)	9.6
Dimensional Fund Advisors LP	3,312,398	(12)	7.4
Wells Fargo & Company	2,487,576	(13)	5.5
J.H. Whitney Investment Management LLC	2,356,275	(14)	5.2
All current executive officers and directors as a group (9 persons)	1,485,414	(15)	3.2

*	Less than 1%.
(1)	As of the Record Date, there were 44,986,229 shares of our common stock outstanding. The percentage given for each shareholder assumes that such shareholder has exercised the options held by such shareholder that are exercisable within 60 days of the Record Date, but that no other shareholders have exercised the options held by them.
(2)	Does not include 200,000 shares subject to options held by Mr. Young that are not exercisable within 60 days of the Record Date.
(3)	Consists of 436,896 shares of common stock held by Ms. Eames, 4,000 shares of common stock held jointly by Ms. Eames and her husband and 706,500 shares subject to options held by Ms. Eames that are exercisable within 60 days of the Record Date. Does not include 37,500 shares subject to options held by Ms. Eames that are not exercisable within 60 days of the Record Date.

(4)	Consists of 100,000 shares subject to options held by Mr. Moffatt that are exercisable within 60 days of the Record Date. Does not include 150,000 shares subject to options held by Mr. Moffatt that are not exercisable within 60 days of the Record Date.
(5)	Consists of 12,500 shares subject to options held by the named individual that are exercisable within 60 days of the Record Date. Does not include 37,500 shares subject to options held by the named individual that are not exercisable within 60 days of the Record Date.
(6)	Consists of 3,000 shares of common stock held by Mr. Green, 57,995 shares of common stock held jointly by Mr. Green and his wife, 19,259 shares of common stock held by Orion Nominees Limited, an affiliate of Mr. Green, 29,500 shares subject to options held by Mr. Green that are exercisable within 60 days of the Record Date and 2,600 shares owned of record by Mr. Green’s wife, as to which Mr. Green disclaims beneficial ownership. Mr. Green shares voting and dispositive power over the shares of our common stock held by Orion Nominees Limited with his wife. Does not include an additional 37,500 shares subject to options held by Mr. Green that are not exercisable within 60 days of the Record Date.
(7)	Consists of 6,164 shares of common stock held by Mr. Palladino and 33,500 shares subject to options that are exercisable within 60 days of the Record Date. Does not include an additional 37,500 shares subject to options held by Mr. Palladino that are not exercisable within 60 days of the Record Date.
(8)	Consists of 2,000 shares of common stock held by Dr. Peris and 36,500 shares subject to options held by Dr. Peris that are exercisable within 60 days of the Record Date. Does not include an additional 37,500 shares subject to options held by Dr. Peris that are not exercisable within 60 days of the Record Date.
(9)	Consists of 22,500 shares subject to options held by Mr. Tompkins that are exercisable within 60 days of the Record Date. Does not include 42,500 shares subject to options held by Mr. Tompkins that are not exercisable within 60 days of the Record Date.
(10)	Excludes 93,492 shares of common stock held by Triumph III Investors, L.P. Washington & Congress Capital Partners, L.P. may be deemed to be a member of a group that includes Triumph III Investors, L.P. The address of Washington & Congress Capital Partners, L.P. is 30 Rowes Wharf, Suite 480, Boston, Massachusetts 02110.
(11)	The number of shares owned is given as of February 13, 2008, the date of execution of the Schedule 13G filed by Rutabaga Capital Management (‘‘Rutabaga’’) with the Securities and Exchange Commission on such date. According to the Schedule 13G, Rutabaga has sole voting power with respect to 1,423,100 of such shares, shared voting power with respect to 2,909,083 of such shares and sole dispositive power with respect to all of such shares. Rutabaga’s address is 64 Broad Street, Boston, Massachusetts 02109.
(12)	The number of shares owned is given as of February 6, 2008, the date of execution of the Schedule 13G filed by Dimensional Fund Advisors LP (‘‘Dimensional’’) with the Securities and Exchange Commission on such date. According to the Schedule 13G, Dimensional has sole voting power and sole dispositive power with respect to all of such shares. Dimensional’s address is 1299 Ocean Avenue, Santa Monica, California 90401.
(13)	The number of shares owned is given as of January 28, 2008, the date of execution of the Schedule 13G filed by Wells Fargo & Company (‘‘Wells Fargo’’) with the Securities and Exchange Commission on February 1, 2008. According to the Schedule 13G, Wells Fargo has sole voting power with respect to 2,481,726 of such shares and sole dispositive power with respect to 2,359,576 of such shares. Wells Fargo’s address is 420 Montgomery Street, San Francisco, California 95163.

(14)	The number of shares owned is given as of December 31, 2007, the end of the period covered by the Schedule 13F filed by J.H. Whitney Investment Management, LLC with the Securities and Exchange Commission on February 8, 2008. The address of J.H. Whitney Investment Management, LLC is 375 Park Avenue, Suite 1307, New York, New York 10152.
(15)	Includes an aggregate of 953,500 shares subject to options held by our executive officers and directors that are exercisable within 60 days of the Record Date and 2,600 shares owned of record by Mr. Green’s wife, as to which Mr. Green disclaims beneficial ownership.

PROPOSAL I:    ELECTION OF DIRECTORS

At the Annual Meeting, seven directors are to be elected to serve for a term of one year. The seven nominees for director are:

Sophia Corona

G. Richard Green

Wayne Palladino

Jeffrey S. Peris

Ann Thornburg

Mark Tompkins

Alexander (Sandy) Young

All of the nominees are currently members of our board of directors

Our board of directors recommends that the shareholders vote FOR the election of the seven directors named above to our board.

The persons named in the enclosed proxy card intend to vote for the election of the individuals named above unless the proxy card is marked to indicate that such authorization is expressly withheld. Should any of the nominees become unable to serve when the election occurs, it is the intention of the person named in the enclosed proxy card to vote for the election of such other individuals as the board of directors recommends.

There is no cumulative voting for the election of directors.

Our Directors and Officers

The following table sets forth certain information concerning the directors and officers of our company. (Ages are given as of the Record Date.)

Name	Age	Positions with our Company
Alexander (Sandy) Young	53	Chief Executive Officer and Director
Sarah L. Eames	49	Executive Vice President and Director
David Moffatt	56	Chief Financial Officer
Leslie J. Levinson	52	Secretary
Sophia Corona	44	Director
G. Richard Green	68	Director
Wayne Palladino	49	Director
Jeffrey S. Peris	61	Director
Ann Thornburg	58	Director
Mark Tompkins	67	Director

Certain biographical information regarding each director and officer is set forth below:

Alexander (Sandy) Young has served as chief executive officer and a director of our company since January 2008. From 2004 until joining our company, Mr. Young was the managing director of electronic security at Chubb Electronic Security (‘‘Chubb’’), a subsidiary of United Technology Corporation, a U.S.-based conglomerate. Prior to working at Chubb, Mr. Young worked for 27 years at Rentokil Initial, UK, a U.K.-based conglomerate, and its predecessors, rising from branch management to regional manager director for Northern Europe.

Sarah L. Eames has served as a director of our company since June 2002 and as executive vice president of our company since January 2008. She served as deputy chairman and interim chief executive officer of our company from July 2007 until January 2008, as executive vice president of our company from November 2004 until July 2007, as chief executive officer of our company from January 2004 until November 2004, as chief operating officer of our company from June 2001 until

November 2004, as president of our company from May 1998 until November 2004, and as executive vice president of business development and marketing of our company from June 1997 until May 1998. Prior to joining our company, Ms. Eames was employed by Johnson & Johnson Professional, Inc. as a business development consultant from 1996 until 1997. From June 1995 until November 1995, Ms. Eames served as vice president of marketing for Apria Healthcare Group, Inc., a California-based home healthcare company. From 1980 until 1995, Ms. Eames held various marketing and business development positions at Abbey Healthcare Group Inc., a predecessor of Apria Healthcare Group, Inc. Ms. Eames serves on the board of directors of Global Med Technologies, Inc., an e-health, medical information technology company, that provides information management software products and services to the healthcare industry.

David Moffatt has served as chief financial officer of our company since July 2006. From December 2005 until May 2006, Mr. Moffatt was a consultant to staffing businesses. From 2000 until November 2005, he was deputy European chief financial officer for Monster Worldwide, Inc., a leading global online recruitment services provider. From May 1999 until April 2000, Mr. Moffatt served as interim U.K. finance director for Monster Worldwide, Inc. From January 1999 until May 1999, he was the interim operations director of Patientline Ltd., a hospital bedside telephone, television and video company.

Leslie J. Levinson has served as secretary of our company since September 1999 and had previously served in such capacity from October 1990 until July 1997. Since March 2007, he has been a partner in the law firm of WolfBlock LLP, which firm serves as counsel to our company. From 2002 until March 2007 he was a partner in Brown Raysman Millstein Felder & Steiner LLP and its successor, Thelen Reid Brown Raysman & Steiner LLP, which firm served as counsel to our company, and from 1991 until 2002 he was a partner in the law firm of Baer Marks & Upham LLP, which firm served as counsel to our company.

Sophia Corona has been a director of our company since November 2006. Since February 2007, she has been employed by Creditex Group Inc., a credit derivatives platform company, where she currently serves as chief financial officer. From April 2006 until February 2007, Ms. Corona was a financial advisor to privately-owned companies. From October 2001 until March 2006, she was the chief financial officer of Bigfoot Interactive, Inc (now known as Epsilon Interactive, Inc.), a provider of e-mail communications and marketing services, which was acquired by Alliance Data Systems Corporation, a New York Stock Exchange-listed company that is a provider of transaction services, credit services and marketing services, in September 2005. From 2000 until 2001, Ms. Corona was the vice president of business development for Visual Radio, LLC, a technology incubation fund that she co-founded in 1996 and in which she was employed as the chief financial officer from 1996 until 1998. From 1998 until 2000, she was a senior vice president with Prism Communications Services, Inc., a telecommunications provider.

G. Richard Green has been a director of our company since August 1998. Mr. Green has been the chairman since 1987 and a director since 1964 of J.H. & F.W. Green Ltd., a conglomerate based in the United Kingdom. Since 1964, Mr. Green has held various positions at J.H. & F.W. Green Ltd. and several of its subsidiaries.

Wayne Palladino has been a director of our company since September 2003. Mr. Palladino has worked at Pzena Investment Management LLC, an asset management firm, since June 2002, where he currently serves as principal, a director of client and portfolio services and chief financial officer. From August 2000 until June 2002, he was a senior vice president and chief financial officer of Lillian Vernon Corporation, a catalog retailer. Mr. Palladino was a vice president of our company from February 1991 until September 1996, senior vice president of our company from September 1996 until August 2000 and chief financial officer of our company from February 1991 until August 2000.

Jeffrey S. Peris has been a director of our company since May 1998. Since May 2006, Dr. Peris has served as an executive advisor to leading established global and new business entities. Dr. Peris served as the vice president of human resources and chief learning officer of Wyeth (formerly American Home Products Corporation), a pharmaceutical company, from 2001 until 2006. Dr. Peris was the vice president of business operations of Knoll Pharmaceutical (Abbott Laboratories), where he was responsible for human resources and corporate communications, from 1998 until 2001. Dr. Peris was a management consultant to various Fortune 100 companies from 1997 until 1998. From 1972 until 1997, Dr. Peris was employed by Merck Co., Inc., a pharmaceutical company, where he served as the executive director of human resources from 1985 until 1997, the executive director of marketing from 1976 until 1985, and the director of clinical biostatistics and research data systems from 1972 until 1976.

Ann Thornburg has been a director of our company since November 2006. From October 1982 until September 2006, Ms. Thornburg was a partner at PricewaterhouseCoopers LLP, an auditing firm. At PricewaterhouseCoopers LLP, she served in a variety of client service and management roles, including acting as audit partner for major health care clients. From 2001 until 2005, Ms. Thornburg was a member of the U.S. Board of Partners and Principals of PricewaterhouseCoopers LLP.

Mark Tompkins has been a director of our company since September 2005 and has served as non-executive chairman of the board since July 2007. From 1987 until the present, Mr. Tompkins has been a self-employed investor, with a focus on private equity and capital development in publicly traded entities, notably in the healthcare, biopharmaceutical, wholesale and distribution, tourism and leisure, and manufacturing industries. From 1975 until 1987 he was active in residential and commercial property investment in the Middle East, Germany, Spain, France and the United States. From 1972 until 1975, Mr. Tompkins worked for the Slater Walker Securities group and from 1965 until 1971 he was a management consultant with Booz Allen & Hamilton. Mr. Tompkins is a director of Sodexo S.A., a company engaged in the provision of food and management services.

All directors of our company are elected by the shareholders for a one-year term and hold office until their successors are elected and qualified or until their earlier death, resignation or removal. Officers are chosen by and serve at the discretion of the board of directors, subject to any applicable employment contracts. There are no family relationships among our directors and officers.

Director Independence

Our board of directors has determined that Sophia Corona, G. Richard Green, Wayne Palladino, Jeffery A. Peris, Ann Thornburg and Mark Tompkins are ‘‘independent directors,’’ as such term is defined in the rules of the Nasdaq Stock Market. The only current members of our board of directors who are not independent are Alexander (Sandy) Young and Sarah Eames, both of whom serve as executive officers of our company. Ms. Eames’ term as a director will cease following the Annual Meeting.

All of the members of our Audit Committee, our Compensation Committee and our Nominating Committee are ‘‘independent directors,’’ as such term is defined in the rules of the Nasdaq Stock Market. The members of our Audit Committee also satisfy the requirements for independence imposed upon audit committee members by Rule 10A-3 promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission.

The Nasdaq rules for independent directors provide, among other things, that a director cannot be considered independent if he or she has been employed by the issuer in the past three years. In considering whether Mr. Palladino qualified as an ‘‘independent director’’ under the Nasdaq rules, our board of directors considered the fact that he served from February 1991 until August 2000 as an officer of our company in various positions (including chief financial officer).

Meetings of the Board of Directors

The business of our company is managed under the direction of our board of directors. Members of the board of directors are informed about our company’s affairs through various reports and documents distributed to them, through operating and financial reports routinely presented at meetings of the board of directors and committee meetings by the chairman and other officers, and through other means. In addition, directors of our company discharge their duties throughout the year not only by attending board of directors’ meetings, but also through personal meetings and other communications, including telephone contact with the chairman of the board and others regarding matters of interest and concern to our company.

During our fiscal year ended September 30, 2007, our company’s board of directors held 23 formal meetings and acted by unanimous written consent in lieu of a meeting on seven separate occasions. Other than Scott Shay, who attended 15 of the 21 board meetings held during fiscal 2007 prior to his resignation from the board of directors in August 2007, during our fiscal year ended September 30, 2007, no director attended fewer than 75% of the aggregate of the total number of meetings of the board of directors and any committees on which he or she served.

Board Committees

The board of directors has an Audit Committee, a Compensation Committee and a Nominating Committee. The members of each committee are appointed by the board of directors.

Audit Committee.    The Audit Committee assists our board of directors in monitoring (1) the integrity of our financial statements, (2) the independence and qualifications of our independent auditors, and (3) the performance of our independent auditors and our internal audit functions. The current written charter for the Audit Committee was adopted by our board of directors on May 4, 2007. A copy of the charter of the Audit Committee is available on our website at www.alliedhealthcare.com.

The Audit Committee consists of Ms. Corona, Mr. Palladino and Ms. Thornburg. Ms. Thornburg serves as chairman of the Audit Committee. All of the members of the Audit Committee are ‘‘independent directors,’’ as such term is defined in the rules of the Nasdaq Stock Market. The board of directors has determined that Ann Thornburg is an ‘‘audit committee financial expert,’’ as such term is defined in Item 407(d) of Regulation S-K promulgated by the Securities and Exchange Commission.

The Audit Committee was in session during each of the 23 formal meetings of our company’s board of directors during our fiscal year ended September 30, 2007. The Audit Committee also held five formal meetings during that period and acted by unanimous written consent in lieu of a meeting on one occasion during that period.

Compensation Committee.    The Compensation Committee reviews and approves overall policy with respect to compensation matters, including such matters as compensation plans for employees and employment agreements and compensation for executive officers. The current written charter for the Compensation Committee was adopted by our board of directors on May 10, 2005. A copy of the charter of the Compensation Committee is available on our website at www.alliedhealthcare.com.

The Compensation Committee consists of Ms. Corona and Messrs. Green and Peris. Dr. Peris serves as chairman of the Compensation Committee. All of the members of the Compensation Committee are ‘‘independent directors,’’ as such term is defined in the rules of the Nasdaq Stock Market.

The Compensation Committee was in session during each of the 23 formal meetings of our company’s board of directors during our fiscal year ended September 30, 2007. The Compensation Committee also held three formal meetings during that period, but did not act by unanimous written consent during that period.

Nominating Committee.    On February 15, 2008, our board of directors adopted a Nominating Committee charter and appointed four independent directors (Ms. Corona, Mr. Green, Dr. Peris and Ms. Thornburg) to the Nominating Committee. Dr. Peris serves as chairman of the Nominating Committee. A copy of the charter of the Nominating Committee is available on our website at www.alliedhealthcare.com.

The purposes of the Nominating Committee are to (1) identify individuals qualified to become members of our board of directors, (2) recommend to the board a slate of director nominees to be elected by shareholders and (3) recommend to the board director candidates to be elected by the board to fill any vacancies.

Director Nominations

Historically, nominees for directors have been recommended by the independent directors of the board and selected by the full board. In February 2008, our board adopted a Nominating Committee charter and appointed four independent directors to the Nominating Committee. In accordance with the provisions of the Nominating Committee charter and Nasdaq rules, the nominees to our board of directors to be voted on at the Annual Meeting were recommended to our board of directors by the unanimous vote of the members of Nominating Committee and the full board has unanimously recommended that shareholders vote in favor of all of the directors being elected at the Annual Meeting.

We have generally used our existing directors, officers and large shareholders to identify nominees for directors. We have historically not engaged third parties to assist us in identifying director nominees.

The Nominating Committee charter provides that, in recommending the selection of a nominee for director, the Nominating Committee shall do so based on such nominee’s integrity, skill, leadership ability, financial sophistication and capacity to help guide our company, as well as such other considerations as the Nominating Committee shall deem appropriate. In addition, the Nominating Committee charter provides that the Nominating Committee shall, in considering whether to recommend a nominee for director, consider all requirements of applicable laws and regulations, as well as our charter documents, with regard to director qualifications.

The Nominating Committee charter provides that the Nominating Committee shall establish specific minimum qualifications that must be met by any nominee to be selected or recommended by the Nominating Committee and the specific qualities or skills that the Nominating Committee may determine from time to time to be necessary for one or more of our directors to possess. The Nominating Committee has determined that, in selecting or recommending a nominee, it shall consider, at a minimum, (i) whether the nominee has demonstrated, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board of Director’s oversight of the business and affairs of the company, (ii) the nominee’s reputation for honesty and ethical conduct in his or her personal and professional activities, and (iii) whether the nominee has any material personal, financial or professional interest in a competitor of the company. In order for the Nominating Committee to maintain flexibility in choosing appropriate board candidates, the Nominating Committee will not require that nominees meet any other specific or minimum requirements. When evaluating potential director candidates, the Nominating Committee will consider, in addition to the minimum requirements set forth above and in addition to those contained in the charter of the Nominating Committee, such matters as it deems appropriate, including the candidate’s independence under the rules of The Nasdaq Stock Market LLC. All nominees are expected to be able to commit the time and effort necessary to fulfill their duties and responsibilities as a director.

The Nominating Committee does not have a formal policy with regard to the consideration of director nominees submitted by a shareholder. The Nominating Committee does not believe that a formal policy is appropriate or necessary given the size and composition of the board and the fact that no shareholder nominations have been made in at least the last nine years. The Nominating Committee intends to review periodically whether a formal policy with regard to shareholder nominations should be adopted.

The Nominating Committee will consider proposed nominees whose names are submitted by shareholders. Proposals made by shareholders for nominees at an annual meeting of shareholders must be received by us at our principal executive offices, 245 Park Avenue, New York, New York 10167 (Attn.: Secretary) no later than 120 days prior to the anniversary of the mailing of our proxy statement for use in the previous year’s annual meeting of shareholders. However, if we change our annual meeting date by more than 30 days from the date of the previous annual meeting, the proposal must be received by at our principal executive offices no later than the close of business on the 10th day following the day on which notice of the date of the upcoming annual meeting is publicly disclosed. Any shareholder proposal to consider a director nominee must include all information relating to the proposed director nominee that would be required to be disclosed in a proxy statement relating to the solicitation of proxies for the election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. Shareholders nominees will be evaluated in the same manner as nominees submitted by directors, officers and large shareholders.

As required by the rules of the Nasdaq Stock Market, the Nominating Committee has adopted a resolution that addresses the nominations process. The foregoing is a summary of such resolution.

Communications with the Board

Shareholders may communicate with our board of directors by sending a letter to our principal executive offices, 245 Park Avenue, New York, New York 10167 (Attn.: Secretary). Our corporate secretary will forward the correspondence to our chairman or, if the correspondence is directed to a specific director, such director, unless the correspondence is unduly hostile, threatening or illegal, or unless it does not reasonably relate to our company or our business or is otherwise inappropriate. Notwithstanding the foregoing, our corporate secretary may determine to forward any such correspondence, even if addressed to a specific director, to the entire board.

Attendance at Annual Meetings by Board Members

Our company does not have a formal policy regarding attendance by board members at annual meeting of shareholders. Nevertheless, directors are encouraged, but not required, to attend such meetings. Eight of our nine directors then in office attended our 2007 annual meeting of shareholders.

Code of Conduct

In September 2003, our board of directors adopted a Code of Conduct that applies to all of our directors, officers and employees, including our chief executive officer and our chief financial officer. As required by the regulations of the Securities and Exchange Commission, the Code of Conduct is designed to deter wrongdoing and to promote:

(1)    honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

(2)    full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications made by us;

(3)    compliance with applicable governmental laws, rules and regulations;

(4)    the prompt internal reporting of violations of the Code of Conduct to the Audit Committee; and

(5)    accountability for adherence to the Code of Conduct.

A copy of our Code of Conduct is filed as an exhibit to our annual report on Form 10-K for the fiscal year ended September 30, 2003. A copy of our Code of Conduct is available on our website at www.alliedhealthcare.com.

Report of the Audit Committee

The information contained in this report shall not be deemed ‘‘soliciting material’’ or to be ‘‘filed’’ with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee is appointed by the board of directors to assist the board in monitoring (a) the integrity of the financial statements of our company, (b) the independence and qualifications of our company’s independent auditors, and (c) the performance of our company’s independent auditors and internal audit functions. Management has primary responsibility for preparing the financial statements and financial reporting process. Our independent auditors for our fiscal year ended September 30, 2007, Eisner LLP, were responsible for expressing an opinion on the conformity of our audited consolidated financial statements and financial statement schedules to accounting principles generally accepted in the United States.

The Audit Committee hereby reports as follows:

1.    The Audit Committee has reviewed and discussed with management the audited consolidated financial statements of our company for our fiscal year ended September 30, 2007.

2.    The Audit Committee has discussed with Eisner LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, entitled ‘‘Communications with Audit Committees’’ (‘‘SAS 61’’), as adopted by the Public Company Accounting Oversight Board. SAS 61 requires the auditor to communicate a number of items to the audit committee during the course of the financial statement audit, including, but not limited to, the auditor’s responsibility under generally accepted auditing standards and significant accounting policies and unusual transactions.

3.    The Audit Committee has received the written disclosures and the letter from Eisner LLP required by Independence Standards Board Standard No. 1, entitled ‘‘Independence Discussions with Audit Committees,’’ as adopted by the Public Company Accounting Oversight Board, and has discussed with Eisner LLP its independence from our company.

4.    Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements of our company be included in our annual report on Form 10-K for our fiscal year ended September 30, 2007 for filing with the Securities and Exchange Commission.

The undersigned members of the Audit Committee have submitted this report to the board of directors.

The Audit Committee: Sophia Corona Wayne Palladino Ann Thornburg

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

This Compensation Discussion and Analysis addresses the compensation of our ‘‘named executive officers’’ during our fiscal year ended September 30, 2007. Our ‘‘named executive officers’’ consist of all individuals who served as our principal executive officer and our principal financial officer during fiscal 2007, as well as each of the other most-highly compensated executive officers of our company whose total annual compensation exceeded $100,000 in fiscal 2007. These individuals are listed in the following table:

Name	Title
Timothy M. Aitken	Chairman of the Board and Chief Executive Officer(1)
Sarah L. Eames	Deputy Chairman and Interim Chief Executive Officer(2)
David Moffatt	Chief Financial Officer

(1)	Mr. Aitken resigned from all positions with our company in July 2007.
(2)	Ms. Eames assumed the positions of deputy chairman and interim chief executive officer of our company in July 2007. Prior to that date, during fiscal 2007 she had served as executive vice president of our company. In January 2008, Ms. Eames stepped down as the deputy chairman and interim chief executive officer of our company and resumed her position as executive vice president of our company.

The Compensation Committee

Our Compensation Committee reviews and approves overall policy with respect to compensation matters for our executive officers, including compensation plans and employment agreements.

Our Compensation Committee consists of Sophia Corona, G. Richard Green and Jeffrey S. Peris. Mark Hanley, a former member of our board who resigned as a director in April 2007, was also a member of the Compensation Committee during fiscal 2007 until his resignation from the board of directors in April 2007.

The charter of the Compensation Committee requires that each member of the Compensation Committee satisfy the definition of ‘‘independent director,’’ as that term is defined in the rules of the Nasdaq Stock Market. Members of the Compensation Committee are appointed by the full board, which makes the determination that a director is an ‘‘independent director,’’ as defined in the Nasdaq rules.

Other than the requirement that they be independent, the charter of the Compensation Committee does not require that members of the Compensation Committee have any special qualifications. However, in appointing Dr. Peris to the Compensation Committee, and as its chairman, the board considered the fact that he has spent over 20 years overseeing human resources at leading global pharmaceutical companies, during which time he was involved in the retention, payment and termination of employees of all levels, including senior corporate and divisional executives. Likewise, in appointing Mr. Green to the Compensation Committee, the board considered the fact that he has been a director and officer for over 25 years at J.H. & F.W. Green Ltd., a conglomerate based in the U.K., and, in such capacities, has been involved in all aspects of executive compensation.

Policy

Our Compensation Committee believes that the compensation for the executive officers of our company should be designed with the objective of attracting, motivating and retaining talented individuals who contribute to the success of our company. The Compensation Committee has used the components of compensation discussed below in an effort to reward executive officers whose performance is essential to our company’s success, both in the near-term and over the long-term, and to encourage their continued service with our company. Our Compensation Committee also reviews individual contributions to our company and the financial performance of our company in determining the compensation to recommend to the board.

Our compensation program is comprised of three elements: (a) base salary; (b) short-term incentive awards in the form of cash bonuses; and (c) a long-term incentive program, which consists principally of stock option awards in which participants receive an economic benefit only if the trading price of our common stock increases or, in certain cases, if certain specified financial goals set forth in the option awards are met by our company.

Base Salary.     The Compensation Committee strives to set a fair and competitive base salary for each of the executive officers of our company. The Compensation Committee reviews the base salaries of our executive officers from time to time, but generally makes few changes in base salaries except upon a change in position. In general, it is the Compensation Committee’s view that increases in the cash compensation of our executive officers should be achieved through the awarding of bonuses, rather than through an increase in base salary. However, when the Compensation Committee contemplates an adjustment to base salary, various factors are considered, including company performance, the executive’s individual performance, scope of responsibility and changes in that scope (including as a result of promotions), tenure, prior experience and market practice.

Bonus.    The Compensation Committee may award, or recommend that the full board award, cash bonuses to executive officers that are tied to individual contributions to our company and the financial performance of our company. We do not have a written bonus plan in place; rather, individual awards of bonus payments are determined, or recommended to the full board, by our Compensation Committee based upon its assessment of the contribution by the individual to our company and our financial performance, as well as such other factors as the Compensation Committee may deem relevant at the time of determining the bonus.

Stock Option Grants.     The Compensation Committee uses long-term incentives, such as stock option grants, to align the financial interests of our executive officers with those of our company’s shareholders, to provide that our executive officers have a continuing stake in our long-term success, and to provide executive officers with an incentive to manage our company from the perspective of an owner. We typically grant options with an exercise price equal to the closing price of a share of our company’s common stock on the Nasdaq Global Market (formerly known as the Nasdaq National Market) on the date of grant, so that the executives to whom they are granted will only realize value if the trading price of our shares increase.

Historically, we have granted stock options subject to time-based vesting. In fiscal 2007, we awarded some of our executive officers, as well as some of non-executive officers, performance-based option awards that vest only if our company’s financial performance meets certain specified criteria. Like option grants with a exercise price equal to the closing price of a share of our common stock on the date of grant, these options will only be of value to those awarded the options if our company meets the performance criteria specified in the option grants. As it is increasingly common for stock option plans to include performance-based option awards, we incorporated that component to trigger vesting of the option grants. The terms of the performance-based options are described below under ‘‘Compensation of Our Named Executive Officers — Stock Option Grants.’’

No constant criteria or formula is used in determining the amount of a bonus or the number of options to award to our executive officers or in determining the allocation of compensation among salary, bonus and stock options grants. The Compensation Committee uses its discretion to make a determination of the effectiveness of the executive and the extent of the executive’s contributions to our company’s success and, based on that determination, recommends to the full board the amount of a bonus and/or the number of stock options to be awarded to executive officers. In determining the bonus amounts for fiscal 2007, the Compensation Committee reviewed the practices of other companies with similar businesses and of like size. In determining whether to make grants of options to our executive officers, the Compensation Committee will often review the history of prior grants made to these individuals, the status of the vesting of prior grants and the amounts, if any, that have been or may be realized by these individuals from the prior grants. The results of this review may also be considered in recommending option awards.

We generally pay bonuses shortly after our fiscal year has ended, in conjunction with a review of our company’s performance during that fiscal year. We do not have fixed dates on which we issue options. Often, but not always, we grant options before or shortly after our fiscal year has ended, in conjunction with a review of our company’s performance during that fiscal year and the determination of bonus awards. We also often issue options to executive officers when they are hired or when they assume a new position or take on greater responsibilities. We usually grant options outside of the blackout period established under our insider trading policy during which directors and executive officers are forbidden to purchase or sell their shares of our common stock. We do not have a program, plan or practice to coordinate option grants to our executives or any other recipients of options with the release of material non-public information.

The Compensation Committee has not historically benchmarked or tied any element of compensation to the performance by our company relative to a peer group or to a broader index, such as the S&P 500 Index, and it did not do so in fiscal 2007.

In addition to the three main elements of compensation, we have traditionally paid for some personal benefits and perquisites of our executive officers. The amounts of the personal benefits and perquisites have traditionally been modest. While the personal benefits and perquisites that we award confer a direct or indirect benefit, often of a personal nature, on our executive officers and are not generally available to all employees, our Compensation Committee and board have determined that there are sound business reasons for awarding them, such as the ability to attract and retain executive officers. For example, as discussed below under the ‘‘Summary Compensation Table for Fiscal 2007,’’ in fiscal 2007 we provided a car allowance to each of our three named executive officers. Our Compensation Committee believes that a car allowance for members of senior management is a fairly standard reimbursement item for similarly-situated companies and is thus a necessary expense to attract and retain executive officers.

Our executive officers also participate in benefit programs available to employees generally, such as health insurance.

Process

Under Nasdaq rules, the compensation of our executive officers must be determined, or recommended to the board for determination, by the Compensation Committee. As a general matter, the Compensation Committee recommends, for full board consideration and approval, the compensation of our executive officers, to the extent not set forth in an executive officer’s employment agreement. The Compensation Committee seeks the input of our chairman and chief executive officer in determining the compensation of executive officers other than the chief executive officer to recommend to the full board. While the Compensation Committee also seeks input from the chief executive officer on what he or she believes is an appropriate salary for himself or herself, the Compensation Committee determines in its discretion, at a meeting of the committee at which no members of management are present, the amount of chief executive officer compensation to recommend to the full board.

The Compensation Committee was in session during each of the formal meetings of our company’s board of directors during the fiscal year ended September 30, 2007. The Compensation Committee also held one formal meeting during that period, but did not act by unanimous written consent during that period. At the meeting of the Compensation Committee held on October 10, 2006, the Compensation Committee considered and recommended for approval by the full board a proposed amended and restated employment agreement for Ms. Eames. Ms. Eames’ original employment agreement with our company, which was signed in September 2001, had been amended in October 2004 and November 2005 to take into account her changed responsibilities. In the fall of

2006, our company and Ms. Eames discussed the possibility of Ms. Eames returning to a more significant role in our business. The amended and restated employment agreement with Ms. Eames that was discussed at the October 10, 2006 meeting of the Compensation Committee increased Ms. Eames’ base salary from $120,000 per year to $250,000 per year and provided that she would receive $5,000 for each trip of five business days or more that she makes to the United Kingdom on company business (up to a maximum amount in any calendar year of $50,000). Ms. Eames’ amended and restated employment agreement provides that (a) if we terminate her employment during the term of the agreement, or (b) if, within six months of a ‘‘change in control’’ (as defined in the amended and restated employment agreement) of our company, Ms. Eames or our company terminates her employment, or (c) if Ms. Eames terminates her employment for ‘‘good reason’’ (as defined in the amended and restated employment agreement), then (1) all stock options in our company held by Ms. Eames will immediately vest, (2) Ms. Eames will be entitled to receive a cash payment equal to 1.9 times her annual base salary during the twelve months preceding the termination of employment or the change in control, and (3) we must provide Ms. Eames the benefits to which she was entitled immediately prior to the date of termination for a period of twelve (12) months following the date of termination, except that if Ms. Eames becomes entitled to some or all of such benefits during the twelve-month post-termination period, then the obligation to provide her with those benefits will cease. However, pursuant to the provisions of Ms. Eames’ amended and restated employment agreement, she is not entitled to the foregoing benefits if (a) we terminate her employment for cause, death or disability or (b) the termination of her employment is the result of the non-renewal of the employment agreement by either party. The amended and restated employment agreement was based on Ms. Eames’ initial employment agreement with our company that was executed in September 2001. At its October 10, 2006 meeting, the Compensation Committee also discussed a proposal to grant 150,000 options to Ms. Eames as a further inducement to remain with our company. The members of the Compensation Committee subsequently determined to recommend to the board that Ms. Eames be awarded options to purchase 150,000 shares of our common stock, vesting in 12 equal monthly installments. The amended and restated employment agreement with Ms. Eames, as well as the award of options to purchase 150,000 shares of our common stock, was subsequently approved by the full board. Subsequent to our fiscal year ended September 30, 2007, our company gave notice to Ms. Eames that we were terminating her amended and restated employment agreement at the end of its term and we entered into a transitional services agreement with Ms. Eames. See ‘‘Related Party Transactions — Certain Relationships and Related Transactions — Transactions with Sarah L. Eames.’’

During the meeting of the Compensation Committee’s that was held on October 10, 2006, no individuals other than the members of the Compensation Committee and legal counsel were present.

During fiscal 2007, and for at least the two fiscal years prior thereto, neither the Compensation Committee nor the board of directors retained a compensation consultant. To the knowledge of the members of the Compensation Committee, no member of management retained a compensation consultant on his or her behalf during that time.

Compensation of our Named Executive Officers

This section discusses the amount of each element of compensation paid to our named executive officers in fiscal 2007.

Base Salary.     The base salaries during for fiscal 2007 for Timothy M. Aitken, who served as chief executive officer of our company during fiscal 2007 until his resignation in July 2007 from all positions with our company, Sarah L. Eames, who served as executive vice president of our company during fiscal 2007 until July 2007, at which time she assumed the positions of deputy chairman and interim chief executive officer, and David Moffatt, who served as chief financial officer of our company during fiscal 2007, were approved by the full board, upon the recommendation of the Compensation Committee. In the case of Mr. Aitken and Mr. Moffatt, these individuals’ base salaries in fiscal 2007 were the same as in fiscal 2006. In the case of Ms. Eames, her base salary during fiscal 2007 was the amount set forth in her amended and restated employment agreement executed in October 2006. She did not receive an increase in salary in July 2007, when she assumed her new positions with our company.

Bonus.     The Compensation Committee recommended to the board of directors that Ms. Eames be paid a bonus of $250,000 in respect of our 2007 fiscal year and that Mr. Moffatt be paid a bonus of £175,000 ($344,610) in respect of our 2007 fiscal year. In addition, the Compensation Committee recommended to the board that Mr. Moffatt be awarded a bonus of £75,000 on January 1, 2009, provided that he is still employed by our company on that date. The full board of directors approved the recommendations of the Compensation Committee.

In determining the bonuses to recommend, the Compensation Committee, in addition to reviewing our financial performance during the year, took note of the fact that Ms. Eames and Mr. Moffatt had performed their duties well, despite a number of difficult circumstances, including the resignation of our former chief executive officer, the sale of our respiratory therapy division and the negotiation of the Amended Senior Credit Facility with our banks and various amendments thereto. The Compensation Committee also took note of the fact that Ms. Eames had not received an increase in salary in July 2007, when she assumed her new positions with our company.

The £75,000 bonus to be awarded to Mr. Moffatt on January 1, 2009, provided that he is still employed by our company on that date, was not awarded in respect of our 2007 fiscal year. Rather, it was meant to provide an incentive for Mr. Moffatt to remain with our company until that date. In recommending this bonus, the Compensation Committee took note of the fact that our employment agreement with Mr. Moffatt does not have a fixed term; rather, his employment agreement provides that either party may terminate the agreement upon six months’ written notice.

Stock Option Grants.     During fiscal 2007, we granted the following options to purchase shares of our common stock under our 2002 Stock Option Plan to our named executive officers as compensation in respect of our 2007 fiscal year, all of which have time-based vesting and, in the case of Mr. Moffatt, are also subject to performance-based vesting: (1) 150,000 to Ms. Eames, and (2) 100,000 to Mr. Moffatt. We did not grant any options to Mr. Aitken in respect of our 2007 fiscal year. The exercise price of Ms. Eames’ and Mr. Moffatt’s options is $1.92 per share (the closing price of a share of our common stock on the date of grant). Each of the options has a ten-year term. Ms. Eames’ options vested on a pro rata basis over a period of twelve months beginning on November 16, 2006.

Mr. Moffatt’s options vest in accordance with the following schedule: if our earnings before interest and taxes (‘‘EBIT’’) for fiscal 2007 exceeds EBIT for fiscal 2006 by 3.5%, then one-half of the options shall vest on the date that our annual report on Form 10-K with respect to our 2007 fiscal year is filed with the Securities and Exchange Commission, and if our EBIT for fiscal 2008 exceeds EBIT for fiscal 2007 by 6.5%, then the remaining one-half of the options will vest on the date that our annual report on Form 10-K with respect to our 2008 fiscal year is filed with the Securities and Exchange Commission. Because EBIT for fiscal 2007 exceeded EBIT for fiscal 2006 by 3.5%, 50,000 of the options granted to Mr. Moffat vested upon the filing of our annual report Form 10-K with the Securities and Exchange Commission on December 12, 2007. In calculating EBIT, we used the operating income (loss) amounts for the respective years from our consolidated statement of operations.

Personal Benefits and Perquisites.     Our company has traditionally paid a relatively modest amount to our named executive officers by way of personal benefits and perquisites. For each of our three named executive officers, we paid a car allowance in fiscal 2007 ($6,750 in the case of Mr. Aitken, $7,800 in the case of Ms. Eames, and $17,723 in the case of Mr. Moffatt). We also contributed $56,122 to Mr. Moffatt’s U.K.-based private pension fund. The contribution to Mr. Moffatt’s private pension fund was made pursuant to the terms of his employment agreement.

Our executive officers also participate in benefit programs available to employees generally, such as health insurance.

In July 2007, Mr. Aitken resigned from all positions with our company. In connection with his resignation, Mr. Aitken and our company entered into a Settlement Agreement, dated June 26, 2007, but executed by Mr. Aitken on July 2, 2007 (the ‘‘Settlement Agreement’’), pursuant to which we agreed pay to Mr. Aitken, subject to the terms and conditions of the Settlement Agreement, the following severance payments:

(i)	$390,000 within two business days after our receipt of the Settlement Agreement executed by Mr. Aitken; and

(ii)	$300,000 on the first business day after September 30, 2007; and

(iii)	$200,000 on the first business day after December 31, 2007; and

(iv)	$100,000 on the first business day after February 29, 2008.

Pursuant to the Settlement Agreement, Mr. Aitken released our company from all claims that he may have against us, including any claims for breach of his existing employment agreement, and we released Mr. Aitken from all claims against Mr. Aitken of which we had actual knowledge.

The terms of the Settlement Agreement were reached after lengthy negotiations with Mr. Aitken. The Settlement Agreement was negotiated by an ad hoc committee of non-executive directors appointed for that purpose and approved by the full board.

Potential Payments upon Termination or Change of Control

As discussed more fully below under ‘‘Employment Agreements; Potential Payments Upon Termination or Change-in-Control,’’ we have entered into employment agreements with Sarah L. Eames and David Moffatt. Prior to his resignation from all positions with our company in July 2007, Timothy M. Aitken also had an employment agreement with our company. The decisions to enter into employment agreements and the terms of those agreements were based on our company’s need to attract and retain executives responsible for the long-term growth of our company.

Pursuant to our employment agreements with Ms. Eames, we have agreed to provide severance compensation in the event of a termination other than for cause, death or disability or a termination in the event of a change of control of our company. In addition, her stock options will generally vest upon a change in control. In the case of Mr. Moffatt, we are required to pay him 12 months’ salary in the event he is terminated due to an acquisition.

We have structured change in control severance compensation as ‘‘double trigger’’ benefits. In other words, the change of control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated during a specified period after a change of control. We believe a ‘‘double trigger’’ benefit maximizes shareholder value because it prevents an unintended windfall to executives in the event of a friendly change of control, while still providing appropriate incentives to cooperate in negotiating any change of control. As to acceleration of option awards upon a change of control, we believe that vesting acceleration upon a change of control is consistent with current market practice. In all, the severance benefits were designed to provide our executive officers with a certain measure of job security and protection against termination without cause and termination or loss of employment through no fault of their own.

Information regarding our change of control arrangements with Ms. Eames and Mr. Moffatt is set forth below under ‘‘Employment Agreements; Potential Payments Upon Termination or Change-in-Control.’’

Tax and Accounting Implications of Executive Compensation

Tax and accounting issues are considered by the Compensation Committee in setting compensation policies.

Section 162(m) of the Internal Revenue Code denies a deduction to any publicly-held corporation for compensation paid to certain covered employees in a taxable year to the extent that compensation exceeds $1,000,000 for the covered employee. Under Section 162(m), certain performance-based compensation that has been approved by our shareholders is not subject to this limitation. As a result of this exclusion, stock options granted under our 2002 Stock Option Plan are not subject to the limitations of Section 162(m). However, since we retain discretion over cash bonuses, those bonuses do not qualify for the exemption for performance-based compensation. Since none of our executive officers had compensation in excess of $1,000,000 that was subject to Section 162(m) limitations in 2007, Section 162(m) was not applicable.

We make decisions about the grant of stock options based partly on the accounting treatment they receive under Statement of Financial Accounting Standards No. 123(R), Shared-Based Payment (‘‘FAS 123R’’). FAS 123R requires companies to recognize in their income statement the grant-date fair value of stock options and other equity-based compensation issued to employees. The effect of FAS 123R is to reduce our reported profits by the cost of our stock option grants. See Note 10 of Notes to Consolidated Financial Statements for our fiscal year ended September 30, 2007 (which financial statements are included in the annual report to shareholders that accompanies this Proxy Statement) for a discussion of the assumptions made in determining the grant- date fair value and compensation expense of equity awards.

While the Compensation Committee attempts to recommend compensation for executives that produces favorable tax and accounting treatment for our company, its main objective is to develop fair and equitable compensation arrangements that attract, motivate and retain talented executives.

Stock Ownership Guidelines

While we have not adopted equity or other security ownership requirements or guidelines that specify any minimum amounts of ownership for our directors or our executive officers, we encourage our officers and directors to maintain at least some equity in our company and to align their interests with those of our stockholders. We have adopted policies that restrict the circumstances in which executives may ‘‘hedge’’ the economic risk of common stock ownership. Our insider trading policy prohibits both short sales (i.e., selling stock that is not owned and borrowing shares to make delivery) and the buying or selling of puts, call or other derivatives in respect of securities of our company, other than long-term hedging transactions that are designed to protect an individual’s investment in our company and that are pre-cleared in accordance with the procedures set forth in our insider trading policy. In order to meet the criteria that a long-term hedging transaction be designed to protect an individual’s investment in our company, our insider trading policy requires that any hedge must be for at least one year and relate to stock or options held by the individual.

Compensation Committee Report

The information contained in this report shall not be deemed ‘‘soliciting material’’ or to be ‘‘filed’’ with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Compensation Committee of the board of directors has reviewed and discussed the Compensation Discussion and Analysis set forth above with management and, based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee Sophia Corona G. Richard Green Jeffrey S. Peris

Executive Compensation

Summary Compensation Table for Fiscal 2007

The following table summarizes all compensation earned by or paid to our named executive officers in fiscal 2007.

Name and Principal Position(s)	Fiscal Year	Salary ($)	Bonus ($)		Option Awards ($)(4)	All Other Compensation ($)		Total ($)
Timothy M. Aitken,	2007	$450,833	NA		NA	$1,036,885	(5)	$1,487,718
Chairman of the Board and Chief Executive Officer(1)
Sarah L. Eames,	2007	$300,577	$250,000		$147,045	$$7,800	(6)	$705,422
Deputy Chairman and Interim Chief Executive Officer(2)
David Moffatt,	2007	$374,148	$344,610	(3)	$50,770	$$73,845	(7)	$843,373
Chief Financial Officer

(1)	Mr. Aitken resigned from all positions with our company in July 2007.
(2)	Ms. Eames assumed the positions of deputy chairman and interim chief executive officer of our company in July 2007. Prior to that date, during fiscal 2007 she had served as executive vice president of our company. In January 2008, Ms. Eames stepped down as the deputy chairman and interim chief executive officer of our company and resumed her position as executive vice president of our company.
(3)	Does not include a bonus of £75,000 to be awarded to Mr. Moffatt on January 1, 2009, provided that he is still employed by our company on that date.
(4)	The amounts in this column show the amount of compensation cost recognized for financial statement reporting purposes. They do not reflect compensation actually received by the named executive officers. The amounts shown in this column have been calculated in accordance with FAS 123R under the modified prospective transition method. See Note 10 of Notes to Consolidated Financial Statements for our fiscal year ended September 30, 2007 (which financial statements are included in the annual report to shareholders that accompanies this Proxy Statement) for a discussion of the assumptions made in determining the grant-date fair value and compensation expense of equity awards. The actual value, if any, that an executive officer will realize upon the exercise of the stock options issued to him or her will be equal to the excess of the trading price of shares of our common stock on the date that the shares underlying the options are sold over the exercise price of the options, less any transaction costs.
(5)	Represents (a) total severance payments of $990,000 due to Mr. Aitken pursuant to the Settlement Agreement (of which $390,000 was paid in fiscal 2007 and $600,000 will be paid in fiscal 2008), (b) an aggregate of $15,925 in company expenses incurred in fiscal 2007 and to be incurred in fiscal 2008 in payment of post-termination benefits payable for the benefit of Mr. Aitken (mainly health insurance premiums) pursuant to the Settlement Agreement, (c) legal fees of $14,638 paid on behalf of Mr. Aitken pursuant to the Settlement Agreement, (d) moving costs of $9,572 paid on behalf of Mr. Aitken, and (e) payment for a car allowance of $6,750.
(6)	Represents payment for a car allowance.
(7)	Represents payment for a car allowance of $17,723 and payments of $56,122 towards Mr. Moffatt’s U.K.- based private pension fund.

Grants of Plan-Based Awards in Fiscal 2007

The following table summarizes the options that our company granted to our named executive officers during fiscal 2007. All options listed in the table were granted under our 2002 Stock Option Plan.

Name	Grant Date	Estimated Future Payouts under Equity Incentive Plan Awards					All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3)
		Threshold (#)		Target (#)		Maximum (#)
Sarah L. Eames	10/16/06	NA		150,000	(1)	NA	150,000	$1.92	$147,045
David Moffatt	10/16/06	0	(2)	100,000		100,000	100,000	$1.92	$112,230

(1)	Ms. Eames’ options vested on a pro rata basis over a period of twelve months beginning on November 16, 2006.
(2)	The terms of Mr. Moffatt’s options provided that one-half (50,000) will vest if our company’s EBIT for fiscal 2007 exceeds EBIT for fiscal 2006 by 3.5% and one-half (50,000) will vest if our company’s EBIT for fiscal 2008 exceeds EBIT for fiscal 2007 by 6.5%. The options subject to vesting if our EBIT for 2007 exceeds EBIT for fiscal 2006 by 3.5% vested upon the filing of our annual report on Form 10-K with the Securities and Exchange Commission on December 13, 2007.
(3)	The amounts shown in this column represent the full grant date value of each equity award computed in accordance with FAS 123R. See Note 10 of Notes to Consolidated Financial Statements for our fiscal year ended September 30, 2007 (which financial statements are included in the annual report to shareholders that accompanies this Proxy Statement) for a discussion of the assumptions made in determining the grant-date fair value and compensation expense of equity awards. The actual value, if any, that an executive officer will realize upon the exercise of the stock options issued to him or her will be equal to the excess of the trading price of shares of our common stock on the date that the shares underlying the options are sold over the exercise price of the options, less any transaction costs.

Outstanding Equity Awards at Fiscal 2007 Year End

The following table summarizes the outstanding options held by our named executive officers at September 30, 2007.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Timothy M. Aitken	300,000	—	—		$1.72	7/2/2009(2)
	90,000				5.65	10/2/2007(3)
	350,000				5.70	10/2/2007(3)
	294,280				4.00	10/2/2007(3)
	24,000				4.00	10/2/2007(3)
	60,000				4.70	10/2/2007(3)
Sarah L. Eames	137,500	12,500	—		$1.92	10/16/2016
	300,000				5.70	12/2/2013
	160,000				4.00	9/25/2013
	24,000				4.00	6/3/2103
	60,000				4.70	11/13/2012
David Moffatt			100,000	(1)	$1.92	10/16/2016
	50,000	100,000			2.71	7/31/2016

(1)	The terms of these options provided that one-half will vest if our company’s EBIT for fiscal 2007 exceeds EBIT for fiscal 2006 by 3.5% and one-half will vest if our company’s EBIT for fiscal 2008 exceeds EBIT for fiscal 2007 by 6.5%. The options subject to vesting if our EBIT for 2007 exceeds EBIT for fiscal 2006 by 3.5% vested upon the filing of our annual report on Form 10-K with the Securities and Exchange Commission on December 13, 2007.
(2)	By their terms, these options expire two years after termination of employment.
(3)	By their terms, these options expire three months after termination of employment.

Employment Agreements; Potential Payments Upon Termination or Change-in-Control

In September 2001 we entered into an employment agreement with Ms. Eames, which was modified in November 2004 and September 2005 and amended and restated in October 2006. Pursuant to her amended and restated employment agreement, Ms. Eames agreed to continue to serve as executive vice president of our company for a period of 18 months. The amended and restated employment agreement provides for automatic renewal for successive periods of one year each unless terminated by either party on 90 days’ notice. Pursuant to her amended and restated employment agreement, Ms. Eames’ base salary is $250,000 per annum. In addition, she is entitled to receive $5,000 for each trip of five business days or more that she makes to the United Kingdom on company business, up to a maximum amount of $50,000 in any calendar year.

Ms. Eames’ amended and restated employment agreement provides that (a) if we terminate her employment during the term of the agreement, or (b) if, within six months of a ‘‘change in control’’ (as defined in the amended and restated employment agreement) of our company, Ms. Eames or our company terminates her employment, or (c) if Ms. Eames terminates her employment for ‘‘good reason’’ (as defined in the amended and restated employment agreement), then (1) all stock options in our company held by Ms. Eames will immediately vest, (2) Ms. Eames will be entitled to receive a cash payment equal to 1.9 times her annual base salary during the twelve months preceding the termination of employment or the change in control, and (3) we must provide Ms. Eames the benefits to which she was entitled immediately prior to the date of termination for a period of twelve (12) months following the date of termination, except that if Ms. Eames becomes entitled to some or all of such benefits during the twelve-month post-termination period, then the obligation to provide her with those benefits will cease. However, pursuant to the provisions of Ms. Eames’ amended and restated employment agreement, she is not entitled to the foregoing benefits if (a) we terminate her employment for cause, death or disability or (b) the termination of her employment is the result of the non-renewal of the employment agreement by either party.

Ms. Eames’ employment agreement was not further amended upon her becoming the interim chief executive officer of our company in July 2007.

Subsequent to our fiscal year ended September 30, 2007, we gave notice to Ms. Eames that we were terminating her amended and restated employment agreement at the end of its term and we entered into a transitional services agreement with Ms. Eames. See ‘‘Related Party Transactions — Certain Relationships and Related Transactions — Transactions with Sarah L. Eames.’’

In a Deed of Restrictive Covenants entered into in 1999 with one of our U.K. subsidiaries, Ms. Eames agreed not to compete with us or our subsidiaries for twelve months following termination of employment without our prior written consent. In the transitional services agreement that we entered into with Ms. Eames subsequent to our 2007 fiscal year-end, Ms. Eames agreed that the provisions of the Deed of Trust prevent her from accepting an appointment to the board of directors of any entity in competition with our company during the period from April 17, 2008 through April 16, 2009. However, the transitional services agreement further provides that the foregoing shall not prevent her from working for or serving on behalf of a new entity located outside the United Kingdom, including in the United States, even if the entity engages in a business similar to our company’s, unless the new entity is an affiliate of a company that is a competitor of our company in the United Kingdom.

The following table illustrates the benefits that Ms. Eames would have been entitled to receive pursuant to her amended and restated employment agreement, assuming that (i) our company terminated her employment on September 30, 2007 other than for cause, death or disability or as a result of the non-renewal of the employment agreement, or (ii) she had terminated her employment, other than for cause, death or disability or as a result of the non-renewal of the employment agreement, on September 30, 2007 and her termination was within six months of a change in control of our company:

Severance payment	$457,096	(1)
Health benefits	24,043	(2)
Total:	$481,139

(1)	Represents a single payment due within 60 days of termination.
(2)	Represents payments made over 12 months.

In July 2006 we entered into an employment agreement with Mr. Moffatt. Our employment agreement with Mr. Moffatt provides that, during the first six months thereof, either party may terminate the agreement upon one month’s written notice and, thereafter, either party may terminate the agreement upon six month’s written notice. Our employment with Mr. Moffatt further provides that Mr. Moffatt will not compete against us for a period of six months following the termination of his employment with us. Pursuant to his employment agreement, Mr. Moffatt currently receives a salary of £0.2 million (approximately $0.4 million). In addition, pursuant to his employment agreement with us, Mr. Moffatt receives a car allowance and we make a payment equal to 15% of his annual salary towards his U.K.-based private pension fund. In addition, under our employment agreement with Mr. Moffatt, we are required to pay him 12 months’ salary in the event he is terminated due to an acquisition. In the event that Mr. Moffatt’s employment had been terminated on September 20, 2007 due an acquisition, we would have been required to pay him $0.4 million over twelve months.

Subsequent to our fiscal year ended September 30, 2007, we entered into an employment agreement with our new chief executive officer. See ‘‘Related Party Transactions — Certain Relationships and Related Transactions — Transactions with Alexander (Sandy) Young.’’

Director Compensation

The following table summarizes the compensation paid to our directors during fiscal 2007.

Director Compensation Table for Fiscal 2007

Name(1)(2)	Fees Earned or Paid in Cash ($)	Option Awards ($)(6)(7)	Total ($)
Sophia Corona(3)	$19,792	$16,905	$36,697
G. Richard Green	$16,250	$35,484	$51,734
Mark Hanley(4)	$8,125	$2,435	$10,560
Wayne Palladino	$27,500	$35,484	$62,984
Jeffrey S. Peris	$42,500	$35,484	$77,984
Scott A. Shay(5)	$7,500	—	$7,500
Ann Thornburg(3)	$35,625	$16,905	$52,530
Mark Tompkins	$33,750	$38,043	$71,793

(1)	Timothy M. Aitken, who served as Chairman of the Board of our company until July 2007, and Sarah L. Eames, who served as a director of our company during all of fiscal 2007, are not included in this table because they are or were employees of our company who received no additional compensation for services as a director. The compensation received by Mr. Aitken and Ms. Eames as employees of our company is reflected in the Summary Compensation Table.
(2)	Except as otherwise indicated, each individual named below served as a director our company for all of fiscal 2007.
(3)	Each of Ms. Corona and Ms. Thornburg has been a director of our company since November 2006.
(4)	Mr. Hanley resigned as a director of our company in April 2007.
(5)	Mr. Shay resigned as a director of our company in August 2007. His fees for serving as a director of our company were paid to Hyperion Advisors II L.P., an affiliate of Mr. Shay.
(6)	The amounts in this column show the amount of compensation cost recognized for financial statement reporting purposes. They do not reflect compensation actually received by the named directors. The amounts shown in this column have been calculated in accordance with FAS 123R under the modified prospective transition method. See Note 10 of Notes to Consolidated Financial Statements for our fiscal year ended September 30, 2007 (which financial statements are included in the annual report to shareholders that accompanies this Proxy Statement) for a discussion of the assumptions made in determining the grant-date fair value and compensation expense of equity awards. The actual value, if any, that a director will realize upon the exercise of the stock options issued to him or her will be equal to the excess of the trading price of shares of our common stock on the date that the shares underlying the options are sold over the exercise price of the options, less any transaction costs.
(7)	As of September 30, 2007, each director listed in the table above had the following option awards outstanding set forth opposite his or her name below:

•	Sophia Corona: 50,000

•	G. Richard Green: 67,000

•	Mark Hanley: 0

•	Wayne Palladino: 71,000

•	Jeffrey S. Peris: 74,000

•	Scott Shay: 0

•	Ann Thornburg: 50,000

•	Mark Tompkins: 65,000

Director Compensation — General

We use a combination of cash and stock option grants to attract and retain qualified candidates to serve on our board of directors. In setting director compensation, our board considers the amount of time that directors expend in fulfilling their duties, as well as the expertise that the board members bring to our company.

Cash Compensation

We do not pay directors who are employees of our company additional compensation for their services as a director. Effective July 2007, we implemented the following compensation program for our directors, other than for directors who are employees of our company:

•	each non-employee director is entitled to an annual retainer of $30,000 per year;

•	each member of our Audit Committee and each member of our Compensation Committee (other than the chairpersons) is entitled to an additional $5,000 per year for service on those committees;

•	the chairperson of the Audit Committee is entitled to receive $50,000 per year (which amount includes the $30,000 annual retainer for directors);

•	the chairperson of the Compensation Committee is entitled to receive $40,000 per year (which amount includes the $30,000 annual retainer for directors); and

•	the non-executive Chairman of the Board is entitled to receive $100,000 per year (which amount includes the $30,000 annual retainer for directors).

Prior to the adoption of the compensation program for directors in July 2007, we paid our directors an annual retainer of $10,000 per year. In addition, the following directors were entitled to the payments indicated:

•	Ms. Corona — an additional $5,000 per year for serving on our Audit Committee and $5,000 per year for serving on our Compensation Committee;

•	Mr. Hanley — an additional $5,000 per year for serving on our Compensation Committee;

•	Mr. Palladino — an additional $15,000 per year for serving on our Audit Committee;

•	Dr. Peris — an additional $5,000 per year for serving on our Audit Committee and an additional $5,000 per year for serving on our Compensation Committee; and

•	Ms. Thornburg — an additional $30,000 per year for serving as chairperson of our Audit Committee.

We make payments to our directors of the amounts to which they are entitled on a quarterly basis.

Equity-Based Compensation

Prior to the adoption of the compensation program for directors in July 2007, we had traditionally granted stock options to directors upon their becoming members of the board of directors and periodically thereafter, but on an irregular basis. As part of the compensation program for directors adopted in July 2007, and in order to ensure that directors have an ownership interest aligned with our shareholders, our board granted to each non-employee director options to purchase 50,000 shares of our common stock at a price of $2.24 per share. Mr. Shay declined to accept the options because he resigned from the board shortly after they were granted.

Our board anticipates that it will review board compensation annually in conjunction with the board’s review of executive officer salaries and benefits.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more of its executive officers serving as a member of our board of directors or our Compensation Committee.

The Compensation Committee consists of Sophia Corona, G. Richard Green and Jeffrey S. Peris. Dr. Peris serves as chairman of the Compensation Committee. Messrs. Green and Peris served on our Compensation Committee throughout fiscal 2007. Ms. Corona was appointed to the Compensation Committee in June 2007. From December 2005 until his resignation as a director of our company in April 2007, Mark Hanley served on our Compensation Committee. Except for Mr. Hanley, who served from 1995 to 1997 as an executive director/director of business development of Transworld Healthcare (UK) Limited, a subsidiary of our company now known as Allied Healthcare Holdings Limited, none of Ms. Corona or Messrs. Green, Hanley or Peris has ever served as an officer or employee of our company or any of our subsidiaries, nor has any such individual had a business relationship with our company or any of our subsidiaries during fiscal 2007 that requires disclosure under the rules of the Securities and Exchange Commission.

RELATED PARTY TRANSACTIONS

Certain Relationships and Related Transactions

Transactions with Alexander (Sandy) Young

In connection with the hiring of Alexander (Sandy) Young as our chief executive officer, our company and Mr. Young have entered into an Executive Service Agreement (the ‘‘Executive Service Agreement’’). The Executive Service Agreement, which is dated December 22, 2007, but was executed by our company on January 8, 2008, provides that Mr. Young will serve as the Chief Executive Officer of our company at a salary of £210,000 per annum (approximately $418,500 at current exchange rates), subject to annual review by the Compensation Committee of our board of directors, and as a director of our company. The Executive Service Agreement provides that it shall continue until terminated by either party giving the other party no less than 12 month’s prior written notice. In addition, the Executive Service Agreement automatically terminates on Mr. Young’s 65th birthday.

In the Executive Service Agreement, we agreed to make a payment equal to 15% of his annual salary towards Mr. Young’s U.K.-based private pension fund, to provide him with a car allowance of £12,000 per annum and to grant him an option to purchase 200,000 shares of our common stock. In February 2008, we granted to Mr. Young, an option to purchase 200,000 shares of our common stock at an exercise price of $2.11 per share. The option will vest in full on the fourth anniversary of the grant date, subject to the satisfaction by our company of certain performance criteria, and it may be exercised no later than the seventh anniversary of the grant date.

The Executive Service Agreement also provides that Mr. Young will be granted an individual long-term incentive award, the potential maximum value of which (when aggregated with the actual or, if still unexercised, expected value of the option to purchase 200,000 shares of our common stock) will be £3 million by the fourth anniversary of the commencement of his services with our company. The long-term incentive award will be settled in cash or shares of our common stock, or a combination thereof, at the discretion of our board of directors, and shall be subject to Mr. Young’s continued service with us and to such vesting and performance conditions as are determined by the Compensation Committee.

Transactions with Sarah L. Eames

In October 2006, we granted to Ms. Eames, options to purchase 150,000 shares of our common stock at an exercise price of $1.92 per share. The options vest in 12 equal monthly installments, beginning on November 16, 2006, and have a ten-year life.

See ‘‘Executive Compensation — Employment Agreements; Potential Payments Upon Termination or Change-in-Control’’ for a description of our amended and restated employment agreement with Ms. Eames.

Pursuant to the provisions of her amended and restated employment agreement, Ms. Eames’ employment with our company terminates on April 16, 2008. However, the amended and restated employment agreement provides for automatic renewals for successive periods of one year each unless it is terminated by either our company or Ms. Eames on at least 90 days’ prior written notice. On January 8, 2008, we sent to Ms. Eames notification that we were terminating her amended and restated employment agreement effective April 16, 2008.

On January 14, 2008, we entered into a Transitional Services Agreement (the ‘‘Transitional Services Agreement’’) with Ms. Eames pursuant to which Ms. Eames agreed, for a period of one year beginning on April 17, 2008, to provide transition services to our chief executive officer and any other persons designated by our chief executive officer, not to exceed more than three days in any calendar month. The nature of the transition services to be provided by Ms. Eames will be determined by our chief executive officer or his designee. As compensation for providing such transition services, Ms. Eames will be paid $100,000 by our company in accordance with the following schedule: $25,000 will be paid on each of August 1, 2008, November 1, 2008, February 1, 2009 and May 1, 2009.

Pursuant to the Transitional Services Agreement, we also agreed to grant Ms. Eames an option to purchase 50,000 shares of our common stock. In February 2008, we granted to Ms. Eames, options to purchase 50,000 shares of our common stock at an exercise price of $2.11 per share. Twenty five percent (25%) of the options vest on the date of grant and 25% of the options will vest on each of November 1, 2008, February 1, 2009 and May 1, 2009. The options have a ten-year life.

Transactions with David Moffatt

In October 2006, we granted David Moffatt, the chief financial officer of our company, options to purchase 100,000 shares of our common stock at an exercise price of $1.92 per share. The options provide that one-half of the options will vest if we meet certain performance criteria in respect of our fiscal year ending September 30, 2007 and one-half of the options will vest if we meet certain performance criteria in respect of our fiscal year ending September 30, 2008. We met the performance criteria set forth in the options in respect of our fiscal year ended September 30, 2007, with the result that 50,000 of the options have vested. The options have a ten-year life.

Other

Our certificate of incorporation and bylaws provide that our company shall indemnify our directors and officers to the fullest extent permitted by New York law. In addition, we have entered into indemnification agreements with each of our directors and executive officers. Neither our certificate of incorporation, our bylaws nor our indemnification agreements place a cap on our maximum indemnification obligations; however, our directors’ and officers’ liability insurance may enable us to recover some or all of the amounts, if any, that we pay by way of indemnification to our directors and executive officers.

Other than as described above, and other than the compensation and severance arrangements with our named executive officers and the director compensation arrangements described in ‘‘Executive Compensation,’’ we are not a participant in any transaction involving more than $120,000 in which any shareholder holding more than 5% of our outstanding common stock, any of our executive officers or directors or their immediate family members, or any other ‘‘related person’’ (as such term is defined in the rules of the Securities and Exchange Commission) has or will have a direct or indirect material interest.

Review of Related Party Transactions

Our Code of Conduct prohibits, among other things, our directors, officers and employees from, directly or indirectly, engaging or participating in any transaction involving, or raising questions of, a possible conflict between the interests of our company and the personal interests of the employee or his or her family.

Under its charter, the Audit Committee has the responsibility of reviewing related party transactions (other than executive and director compensation) between our company and our offices, directors, key employees and any of their affiliates. Notwithstanding the foregoing, in some cases (such as the ratification of the severance arrangement with Timothy M. Aitken described in ‘‘Executive Compensation — Compensation Analysis and Discussion — Compensation of Our Named Executive Officers’’), the full board approves the related party transaction. In addition, as a general matter, the Compensation Committee recommends, for full board consideration and approval, the compensation of our executive officers, to the extent not set forth in an executive officer’s employment agreement.

The Audit Committee considers whether to ratify or approve a related party transaction on a case-by-case basis, rather than pursuant to a written policy. To date, there have been no instances in which the Audit Committee has been called upon to review a related party transaction. In reviewing any related party transaction, it is expected that the Audit Committee will examine the terms of the transaction to determine how close they are to terms that would be likely to be found in a similar arms’-length transaction and whether they are fair and reasonable to our company. If the related party transaction involves a non-employee director, the Audit Committee may also consider whether the transaction would compromise the director’s independence.

PROPOSAL II: RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has appointed Eisner LLP as our independent auditors for our fiscal year ending September 30, 2008. The shareholders are being asked to ratify this action of the Audit Committee. In the event the ratification is not approved, the Audit Committee will reconsider its selection.

Our board of directors recommends that shareholders vote FOR the ratification of Eisner LLP as our independent auditors for our fiscal year ending September 30, 2008.

Representatives of Eisner LLP are expected to be present at the Annual Meeting and available to respond to appropriate questions. Such representatives also will have the opportunity, should they so desire, to make a statement to the shareholders.

Change of Accountants

Dismissal of Deloitte & Touche LLP; Retention of KPMG Audit Plc

On January 11, 2006, we dismissed Deloitte & Touche LLP, independent registered public accounting firm, as our auditor, effective as of such date.

The reports of Deloitte & Touche LLP on our financial statements and financial statement schedules for the fiscal years ended September 30, 2004 and September 30, 2005 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The decision to change auditors was approved by both our Audit Committee and our board of directors.

In connection with Deloitte & Touche LLP’s audits of our financial statements and financial statement schedules for the fiscal years ended September 30, 2004 and September 30, 2005, and during the subsequent interim period preceding January 11, 2006, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference thereto in its reports on our financial statements and financial statement schedules for such periods.

During our fiscal years ended September 30, 2004 and September 30, 2005, and during the subsequent interim period preceding January 11, 2006, there were no ‘‘reportable events’’ (as such term defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission) involving Deloitte & Touche LLP.

On January 11, 2006, we engaged the firm of KPMG Audit Plc, independent accountants, as our auditor, effective as of such date.

During our fiscal years ended September 30, 2004 and September 30, 2005, and during the subsequent interim period preceding January 11, 2006, neither we nor anyone acting on our behalf consulted KPMG Audit Plc regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement with Deloitte & Touche LLP or that was a ‘‘reportable event’’ (as such term defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission).

Resignation of KPMG Audit Plc; Retention of Eisner LLP

On July 5, 2006, we received notification that KPMG Audit Plc had resigned as our auditor and that the client-auditor relationship between us and KPMG Audit Plc had ceased.

KPMG Audit Plc was retained as our auditor on January 11, 2006, subsequent to the filing by us of our annual report on Form 10-K with the Securities and Exchange Commission with respect to our fiscal year ended September 30, 2005. Accordingly, KPMG Audit Plc did not prepare any audit report on the financial statements and financial statement schedules of our company or any report on management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2006 and the effectiveness of internal control over financial reporting as of September 30, 2006.

From the retention of KPMG Audit Plc as our auditor on January 11, 2006 through the subsequent interim period preceding its resignation on July 5, 2006, there were no disagreements with KPMG Audit Plc on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG Audit Plc, would have caused KPMG Audit Plc to make reference in connection with their opinion to the subject matter of the disagreement.

From the retention of KPMG Audit Plc as our auditors on January 11, 2006 through the subsequent interim period preceding its resignation on July 5, 2006, there were no ‘‘reportable events’’ (as such term defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission) involving KPMG Audit Plc.

On July 10, 2006, we engaged the firm of Eisner LLP, independent accountants, as our auditor, effective as of such date. The retention of Eisner LLP was approved by our Audit Committee and our board of directors.

During our fiscal years ended September 30, 2004 and September 30, 2005, and during the subsequent interim period preceding July 10, 2006, neither our company nor anyone acting on our behalf consulted Eisner LLP regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement with KPMG Audit Plc or that was a ‘‘reportable event’’ (as such term defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission).

Audit and Other Fees During Fiscal 2006 and Fiscal 2007

The following table sets forth the fees we were billed in respect of our fiscal years ended September 30, 2006 and September 30, 2007 for various audit and other services. Our auditors in respect of those fiscal years was Eisner LLP.

	Fiscal 2006	Fiscal 2007
Audit fees	$1,942,746	$1,388,932
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Audit fees include the fees for auditing our annual financial statements and reviewing the financial statements included in our quarterly reports on Form 10-Q, as well auditing the internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002. Audit fees also include fees for services that were provided in connection with regulatory filings and consents related to filings with the Securities and Exchange Commission. During fiscal 2006, we were billed for audit fees from Eisner LLP, KPMG Audit Plc and Deloitte & Touche LLP.

Pre-Approval Policy

The charter of the Audit Committee was revised and restated by our board of directors on May 4, 2007. The revised charter of the Audit Committee, as did the previous charter, provides that the Audit Committee shall pre-approve all auditing and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditor, subject to the de minimus exception (the ‘‘de minimus exception’’) for non-audit services that are permitted by Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 and that are approved by the Audit Committee prior to the completion of the audit. To qualify for the de minimus exception, and in accordance with Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, the aggregate amount of all such non-audit services provided to us must constitute not more than 5% of the total amount of revenues paid by us to our independent auditors during the fiscal year in which the non-audit services are provided; such services must not have been recognized by us at the time of the engagement to be non-audit services; and the non-audit services must be promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee to whom authority to grant such approval has been delegated by the Audit Committee. Pursuant to its charter, the Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that a decision of such a subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

As indicated above in the table under ‘‘Audit and Other Fees During Fiscal 2006 and Fiscal 2007,’’ we did not incur audit-related fees, tax fees or other fees in respect of fiscal 2006 or fiscal 2007. Accordingly, no such fees were approved by the Audit Committee after the fact in reliance upon the de minimus exception.

OTHER MATTERS

Other Matters to be Considered at the Annual Meeting

The board of directors does not know of any other business to be presented to the Annual Meeting and does not intend to bring other matters before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy card will vote thereon according to their own judgment. No shareholder has informed the company of any intention to propose any other matter to be acted upon at the Annual Meeting. Accordingly, the persons named in the accompanying proxy card are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this Proxy Statement.

Solicitation of Proxies

We will bear the cost of solicitation of proxies from our shareholders and voting instructions from the holders of depository interests. In addition to solicitation by mail, the directors and certain officers and employees of our company may solicit proxies or voting instructions personally. These persons will receive no additional compensation for such services but will be reimbursed for reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock and depository interests held of record by these persons, and we will reimburse them for their reasonable out-of-pocket expenses.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder promulgated by the Securities and Exchange Commission require the reporting of transactions in our equity securities by our directors and certain of our officers and by shareholders who beneficially own more than 10% of our common stock (collectively, the ‘‘Reporting Persons’’). Section 16(a) and the rules thereunder require the Reporting Persons to report initial statements of ownership of our equity securities on Form 3 and changes in ownership of our equity securities on Form 4 or Form 5. Based on a review of these reports filed by the Reporting Persons and written representations from our directors and officers that no Forms 5 were required to be filed by them in respect of our fiscal year ended September 30, 2007, we believe that no Reporting Person failed to file a Section 16 report on a timely basis during our fiscal year ended September 30, 2007.

Shareholder Proposals for the Next Annual Meeting

In order for a shareholder proposal submitted pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934 to be included in the proxy statement relating to our next annual meeting of shareholders, it must be received by us at our principal executive offices, 245 Park Avenue, New York, New York 10167 (Attn.: Secretary), no later than November 30, 2008.

If a shareholder intends to present a proposal for consideration at our next annual meeting of shareholders outside the processes of Rule 14a-8, we must receive notice of such proposal at our principal executive offices, 245 Park Avenue, New York, New York 10167 (Attn.: Secretary) no later than February 14, 2009, or such notice will be considered untimely under Rule 14a-4(c)(1) under the Securities and Exchange Act of 1934 and our proxies will have discretionary voting authority with respect to such proposal, if it is presented at the annual meeting, without including information regarding such proposal in our proxy materials.

The deadlines above are calculated by reference to the mailing date of the proxy materials for this year’s Annual Meeting. If the date of next year’s annual meeting changes by more than 30 days (i.e., it is held earlier than April 14, 2009 or later than June 13, 2009) we will inform shareholders of such change and the effect of such change on the deadlines given above by including notice under Item 5 of Part II in our earliest possible Quarterly Report on Form 10-Q or, if that is impracticable, by other means reasonably calculated to inform our shareholders of such change and the new deadlines.

Form 10-K of the Company

A copy of our annual report to shareholders for our fiscal year ended September 30, 2007 is enclosed with this Proxy Statement. The annual report to shareholders consists of a letter to shareholders from our chief executive officer and the full text of our annual report on Form 10-K, including the financial statements and the financial statement schedules, but excluding exhibits, for our fiscal year ended September 30, 2007.

We will provide, without charge, to any holder of our shares of common stock or depository interests as of the Record Date, additional copies of our annual report to shareholders, including the Form 10-K that constitutes a part thereof, for our fiscal year ended September 30, 2007. Shareholders or holders of depository interests who wish to receive an additional copy of our annual report to shareholders should send their requests to us at 245 Park Avenue, New York, New York 10167 (Attn.: Secretary). Each such request should include a statement by the person making the request that he or she is a beneficial owner of shares of our common stock or depository interests as of the Record Date.

Householding Information

The Securities and Exchange Commission permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports to shareholders with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report to those shareholders. This process, which is commonly referred to as ‘‘householding,’’ is intended to reduce the volume of duplicate information shareholders receive and also reduce expenses for companies. While we do not utilize householding, some intermediaries may be householding our proxy materials and our annual report to shareholders. Once you have received notice from your broker or another intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you hold your shares through an intermediary that sent a single copy of this Proxy Statement and a single copy of our annual report to shareholders to multiple shareholders in your household, we will promptly deliver a separate copy of each of these documents to you if you send a written request to us at our principal executive offices, 245 Park Avenue, New York, New York 10167 (Attn.: Secretary),

or call us at 212-750-0064. If you hold your shares through an intermediary that is utilizing householding and you want to receive separate copies of our annual report and proxy statement in the future, you should contact your bank, broker or other nominee record holder.

By Order of the Board of Directors
Leslie J. Levinson Secretary
New York, New York March 31, 2008

The board of directors hopes that shareholders will attend the annual meeting. Whether or not you plan to attend, holders of common stock are urged to complete, date, sign and return the enclosed proxy card in the accompanying envelope and holders of depository interests are urged to complete, date, sign and return their form of instruction to the depository interest registrar. Your prompt response will greatly facilitate arrangements for the annual meeting. Shareholders who attend the annual meeting may vote their stock personally even though they have sent in their proxies. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a legal proxy issued in your name from the record holder. Holders of depository interests who attend the meeting will not be able to vote their depository interests in person unless they instruct the depository registrar to issue an authorization to attend the meeting and they then vote in person.

REVOCABLE PROXY CARD — ALLIED HEALTHCARE INTERNATIONAL INC.

This proxy card is being solicited on behalf of the Board of Directors.

The undersigned shareholder of Allied Healthcare International Inc. (the ‘‘Company’’) hereby appoints each of Alexander (Sandy) Young, David Moffatt and Marvet Abbassi, attorneys and proxies, each with full power of substitution, to represent the undersigned and vote all shares of the common stock of the Company which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders of the Company, to be held at the offices of WolfBlock LLP, 250 Park Avenue, New York, NY 10177 on May 14, 2008 at 10:00 a.m., local time, with respect to the proposals hereinafter set forth and upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

Unless otherwise specified, this proxy card will be voted ‘‘for’’ items 1 and 2 and in the discretion of the proxies with respect to all other matters which may properly come before the annual meeting and any adjournments or postponements thereof. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 31, 2008, and the annual report to shareholders of the company for the fiscal year ended September 30, 2007.

(Continued and to be signed on the reverse side)

ANNUAL MEETING PROXY CARD

1. Election of Directors
The Board of Directors recommends a vote ‘‘For’’ the election of directors				The Board of Directors recommends a vote ‘‘For’’ Proposal 2.
Nominees
□	FOR ALL NOMINEES	○	ALEXANDER (SANDY) YOUNG	2.	Ratification of the appointment by the Company’s Audit Committee of Eisner LLP as the Company’s independent auditors for the fiscal year ending September 30, 2008.	FOR □	AGAINST □	ABSTAIN □
		○	SOPHIA CORONA
		○	G. RICHARD GREEN
□	WITHHOLD AUTHORITY FOR ALL NOMINEES	○	WAYNE PALLADINO
		○	JEFFREY S. PERIS	3.	In their discretion, the above named proxies are authorized to vote in accordance with their own judgment on such other business as may properly come before the Annual Meeting.
□	FOR ALL EXCEPT (See Instructions below)	○	ANN THORNBURG
		○	MARK TOMPKINS
INSTRUCTIONS: TO withhold authority to vote for any individual nominee(s), mark ‘‘FOR ALL EXCEPT’’ and fill in the box next to each nominee you wish to withhold, as shown here: •
The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 31, 2008, and the Annual Report of the Company for the fiscal year ended September 30, 2007. The undersigned hereby revokes any proxy or proxies heretofore given.

Authorized Signatures – Signature – This section must be completed for your instructions to be executed.

	Please keep signature within the box		Please keep signature within the box
Signature 1		Signature 2		Date:

FORM OF INSTRUCTION FOR DEPOSITORY INTERESTS

ALLIED HEALTHCARE INTERNATIONAL INC.

Depository Interests
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 14, 2008

This form of instruction is being solicited on behalf of the Board of Directors

The undersigned holder of depository interests representing shares of common stock of Allied Healthcare International Inc. (the ‘‘Company’’) hereby directs Computershare Company Nominees Limited to vote the depository interests which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the offices of WolfBlock LLP, 250 Park Avenue, New York, NY 10177 on May 14, 2008 at 10:00 a.m., local time, with respect to the proposals hereinafter set forth and upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

This Form of Instruction, when properly executed, will be voted in the manner directed herein by the undersigned.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 31, 2008, and the annual report to shareholders of the company for the fiscal year ended September 30, 2007.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF
ALLIED HEALTHCARE INTERNATIONAL INC.

May 14, 2008

Depository Interest

Please date, sign and mail your Form of Instruction in the envelope provided as soon as possible

THE BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ THE ELECTION OF DIRECTORS AND ‘‘FOR’’ PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. Election of Directors
Nominees
□	FOR ALL NOMINEES	○	ALEXANDER (SANDY) YOUNG	2.	Ratification of the appointment by the Company’s Audit Committee of Eisner LLP as the Company’s independent auditors for the fiscal year ending September 30, 2008.	FOR □	AGAINST □	ABSTAIN □
		○	SOPHIA CORONA
		○	G. RICHARD GREEN
□	WITHHOLD AUTHORITY FOR ALL NOMINEES	○	WAYNE PALLADINO
		○	JEFFREY S. PERIS
□	FOR ALL EXCEPT (See Instructions below)	○	ANN THORNBURG
		○	MARK TOMPKINS
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark ‘‘FOR ALL EXCEPT’’ and fill in the circle next to each nominee for whom you do not wish to withhold your vote, as shown here: •
The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 31, 2008, and the Annual Report to shareholders of the Company for the fiscal year ended September 30, 2007. If this Form of Instruction is duly signed and returned without specific direction as to how you wish your votes to be cast, the form will be rejected.

Please date, sign and mail your Form of Instruction in the envelope provided as soon as possible.

Signature of Holder:	Date:

Note:	This Form of Instruction must be executed by the Depository Interest holder or his/her attorney. When shares are hold jointly, only one holder need sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. In the case of a corporation, the Form of Instruction should be signed by a duly authorized official whose capacity should be stated or by an attorney.